MANAGEMENT TECHNOLOGIES, INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017







                                   December 15, 1995

Mr. Barry Globerman, Esq.
110 East 59th Street
New York, New York 10022

Dear Barry:

As agreed and accepted to by Israel Trading Fund and Select Capital Advisers Inc., the funds invested by the staff and management will be received by the 22nd December 1995.

Your sincerely,



/s/  Peter Morris
Peter Morris